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                                                                   EXHIBIT 10.15

                                   DEBENTURE


                  Made and executed this 28 day of April 1999


WHEREAS the undersigned Accord Networks Ltd., P.C. 51-168376-5 whose address is Martin Gahal Street 10, Kiryat Arieh, Petach Tikva (hereinafter: - "the Pledgor"), has received and intends to receive, from time to time, from Bank Hapoalim B.M. whose address for the purpose of this debenture is Rothschild Boulevard 50, Tel - Aviv (hereinafter: "the Bank") credits, documentary credits, various loans, overdrafts in current account, in revolving debitory account or in any other account, letters of indemnity and guarantees for the account of the Pledgor or for others at the request of the Pledgor, discounting of Bills, granting of time and various banking facilities and various other banking services (hereinafter, jointly and severally - "the Banking Services"), on such conditions as have been and/or may be agreed from time to time with respect to each such Banking Service, and


THEREFORE, it has been agreed that the Pledgor shall secure the repayment of the various amounts of money which the Pledgor may owe and/or may be liable to the Bank in connection with the granting of the Banking Services and/or in connection with other liabilities not being Banking Services and/or otherwise, all in accordance with the terms hereinafter contained.


NATURE OF THE DEBENTURE

1. This Debenture has been made to secure the full and punctual payment of all the sums due and to become due to the Bank from the Pledgor in connection with the granting of Banking Services to the Pledgor by the Bank and/or in connection with other liabilities not being Banking Services or in any other manner, whether due from the Pledgor alone or jointly with others, whether the Pledgor may have incurred or will incur liability with respect thereto in the future, as obligor and/or as guarantor and/or as endorser or otherwise, now due or becoming due in the future, which are payable prior to the realisation of the collateral security to which this Debenture is applicable or subsequent thereto, whether due absolutely or contingently, directly or indirectly, unlimited in amount together with interest, commissions, charges, fees and expenses of whatever nature, including costs of realising the collateral security, lawyers fees, insurance, stamp duty and any other payments arising from this Debenture and together with any nature of linkage differences due and becoming due from the Pledgor to the Bank in any manner whatsoever in respect of linked principal and interest and any other linked sum (all the foregoing sums being jointly and severally hereinafter referred to as "the Secured Sums").


THE CHARGE
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2.   As collateral security for the full and punctual payment of all of the
     Secured Sums, the Pledgor hereby charges to the Bank and its successors by way of a first ranking floating charge the assets and the profits and benefits derived therefrom as set out below (hereinafter "the Assets Subject to a Floating Charge").

        (a) All the assets, monies, property and rights of any kind whatsoever without exception, whether now or hereafter at any time in the future owned by or in the possession of the Pledgor in any manner or way whatsoever;

        (b) All the current assets, without, exception, now or hereafter at any time in the future owned by or in the possession of the Pledgor in any manner or way whatsoever, the expression "current assets" meaning all the assets, monies, property and rights of any kind with the exception of land, buildings and fixtures;

        (c) All the fixed assets now or hereafter at any time in the future owned by or in possession of the Pledgor in any manner or way whatsoever, the expression "fixed assets" to include, inter alia, land, buildings and fixtures;

        (d) All the securities and other documents or instruments owned b the Pledgor and/or which the Pledgor is entitled to give instructions to sell, which are now and/or will be held from time to time by the Bank and/or by others in favour of the Bank and/or any rights in respect thereof;

        (e) All rights in land and/or all contractual rights under agreements between the Pledgor and the Israel Lands Administration and/or the Israel Development Authority and/or the Jewish National Fund (Keren Kayemeth Le-Israel) and/or any other parties, now and hereafter existing at any time whatsoever.

3. As further collateral security for the full and punctual payment of all of the Secured Sums, the Pledgor hereby pledges and charges to the Bank and its successors by way of a first ranking fixed pledge and charge the uncalled and/or called but unpaid share capital of the Pledgor and its goodwill, as presently and in the future at any time existing (hereinafter, jointly and severally - "the Charged Assets").

4. As further collateral security for the full and punctual payment of all the Secured Sums, the Pledgor hereby pledges and charges to the Bank all such securities, documents and instruments, Bills drawn or made by others, which the Pledgor has delivered or may deliver to the Bank from time to time whether for collection, safekeeping or otherwise (hereinafter "the Charged Documents"), and upon the delivery thereof shall be and be deemed pledged and charged to the Bank by way of a first ranking fixed pledge and charge according to the terms of this Debenture the provisions of which, mutatis mutandis, shall apply to the charge and pledge thereof. The Bank shall be exempt from taking any action whatsoever in connection with the Charged Documents and shall not be liable for any loss or damage which may be

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     caused in connection therewith and the Pledgor undertakes to indemnify the
     Bank in any event that the Bank is sued for any such loss of damage by others.

     The Pledgor hereby waives in advance any defence based on prescription in relation to the Charged Documents.

5. The Assets Subject to a Floating Charge, the Charged Assets and the Charged Documents shall be hereinafter called "the Charged Property".

     The pledge and charge created by operation of this Debenture shall apply to all and any rights to compensation or indemnity which may accrue to the Pledgor by reason of the loss of, damage to or appropriation of the Charged Property.


DECLARATIONS OF THE PLEDGOR

6.   The Pledgor hereby declares as follows:

     (a) That the Charged Property is not charged, pledged or attached in favour of any other persons or parties, aside from the debenture given by the Pledgor to Bank Leumi Ltd.

     (b) That the Charged Property is, in its entirety, in the exclusive possession and ownership of the Pledgor or in the possession or under the control of the Bank;

     (c) That no restriction or condition of law or any agreement exists or applies to the ability of the Pledgor to transfer or charge the Charged Property, aside from limitations which apply to the Pledgor pursuant to grants which Pledgor received from the Bureau of the Chief Scientist at the Ministry of Industry and Commerce, as detailed in the Encouragement of Research and Development in industry Law of 1984, and the regulation pursuant to it, as promulgated from time to time;

     (d) That the Pledgor is capable of and entitled to charge the Charged Property, subject to the exceptions in subsections (a) and (c) above;

     (e) That no assignment of rights or other disposition or circumstance has occurred derogating from the value of the Charged Property.


COVENANTS OF THE PLEDGOR

7.   The Pledgor hereby covenants as follows:

     (a) Subject to the provisions of any law, to hold the Charged Property according to the provisions of this debenture;

     (b) To use and deal with the Charged Property with the utmost care and to notify the Bank of any case of material defect or material damage or

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          material fault or material disrepair affecting same, provided that the value of each of the defect, damage, the fault or disrepair is greater than $300,000 and to remedy any disrepair, damage, fault or defect affecting the Charged Property due to use or for any other reason;

     (c) To allow any representative of the Bank, at any time, pursuant to coordination in advance, to inspect and examine the condition of the Charged Property wherever the Charged Property may be situated;

     (d) In the instance of any of the events detailed in Section 17 below, upon the Bank's first demand in writing, to deliver to the Bank or to any bailee on its behalf, the Charged Assets and/or the Charged Documents. In the event of the refusal of the Pledgor to comply with the provisions of this sub-clause, the Bank may, without the consent of the Pledgor, remove the Charged Assets and/or the Charged Documents from the Pledgor's possession and hold the same or deliver the same to a bailee on behalf of the Bank at the expense of the Pledgor. Where the Charged Assets and/or Charged Documents have been so delivered to a bailee with the Pledgor's agreement, the Bank shall be exempt from any loss or damage which for any reason may be caused to the Charged Assets and/or the Charged Documents.

     (e)  While the Pledgor is obligated to the Bank in the amounts detailed in
          Section 1 above, not to sell, dispose of, hire out, let, lease or transfer any of the Charged Assets and the Charged Documents nor suffer any person to use them or any part of them, in any manner and not to allow any person to do any of the foregoing acts, without the prior written consent of the Bank;

     (f)  While the Pledgor is obligated to the Bank in the amounts detailed in
          Section 1 above, not to sell, transfer, let , lease, surrender, dispose of, relinquish or waive, in whole or in part, any present or future asset, claim or right of the Pledgor, save for transactions in relation to Assets Subject to a Floating Charge or assets which are not charged to the Bank by way of a fixed charge in the ordinary course of the Pledgor's business and for full consideration, and in these instances the Bank's prior written consent will not be required;

          Subsections (e) and (f) above shall apply to the sale of assets whose value is greater than $500,000 per annum and shall not apply to the assets included in the attached Exhibit A.


     (g) To notify the Bank within 7 days of the levying of any attachment on the Charged Property, provided the attachment is in excess of $250,000, to notify the attacher of the charge in favour of the Bank and to take at the Pledgor's own expense immediately and without delay all such measure as are required for discharging such attachment;

     (h) Not to charge or pledge in any manner or way the Charged Property by conferring any rights ranking pari-passu, prior to or deferred to the rights of the Bank and not to make any assignment of

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          any right which the Pledgor may have in the Charged Property without receiving the prior written consent of the Bank;

     (i) To be liable towards the bank for any defect in the Pledgor's title to the Charged Property, provided such aforementioned defect was caused by bad faith on the part of the Pledgor, and to bear the responsibility for the authenticity, regularity and correctness of all the signatures, endorsements and particulars of any Bills, documents, instruments and securities which have been or may be delivered to the Bank by way of collateral security;

     (j) To pay when due all taxes and compulsory payments levied against the Charged Property and/or the income accruing thereon under any law and to furnish the Bank, at its request, with all the receipts for such payments. If the Pledgor fails to make such payments when due, the Bank may pay the same for the account of the Pledgor and debit the Pledgor with the payment thereof coupled with expenses, and Interest at the Maximum Rate. Such payments shall be secured by this Debenture;

     (k) To maintain proper books of account and to allow the Bank or its representative to inspect such books at any time, with prior coordination. The Pledgor undertakes to assist the Bank or its representatives and furnish them financial reports as specified in clause 5 of the letter of intent between the Bank and the Pledgor of 7.3.99, this subject to maintenance of confidentiality with respect to the aforementioned Pledgor's information by the Bank, in the manner that the Bank maintains confidentiality in regard to its clients;

     (l) Aside from an existing loan in the amount of $250,000 which was granted to the Pledgor in 1995 by Keren Nitzanim (1993) Ltd., not, in any year, so long as the Pledgor has not yet discharged to the Bank the sums due to the Bank from it in such year or prior thereto in respect of the Secured Sums, to make any loans to the Pledgor's shareholders nor repay to any of the Pledgor's shareholders, any existing or future loans greater than an aggregate amount of $300,000, without the prior written consent of the Bank;

     (m) That no structural change as regards the Pledgor and no change in the control of the Pledgor will occur without the prior written consent of the Bank.

     (n) Not to institute any proceedings whatsoever in respect of the Secured Sums that would have an adverse effect on the ability of the Bank to realise the property hereby charged.

8.   The Pledgor undertakes to notify the Bank forthwith:

     (a) of any claim of right to any collateral security given to the Bank to which this Debenture is applicable whose value is greater than $250,000 and/or of any execution or injunction proceedings or other steps taken to realise any such collateral security. The Bank hereby declares that the Pledgor has advised it of a pending claim, which was filed against the Company in the United States in the month of November by the company VideoServer Inc., with respect to patent violation;

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     (b)  of any of the events enumerated in Clause 17 hereof;

     (c) of any application filed for the winding-up of the Pledgor's affairs or for the appointment of a receiver over the Pledgor's assets as well as any resolution regarding any structural change in the Pledgor (as this term is defined in Section 32(f) below) or any intention to do so;

     (d)  of any change of address.


INSURANCE

9. The Pledgor hereby undertakes to keep the Charged Property insured at all times for its full value against the usual risks which are usually insured, to pay all insurance premiums at the appointed dated and to transmit to the Bank, according to its written request, copies of all insurance certificates or insurance policies and of receipts for payment of the premiums.

10. The Pledgor further undertakes, at the occurrence of each of the events detailed in Section 17 below, to furnish the Bank with a certificate from the insurance company or companies containing an undertaking on its or their part not to set-off any of the insurance proceeds payable to the Bank with respect to the Charged Property, except for the unpaid balance of insurance premiums for insuring the Charged Property for the current year only, and if the insurance policy applies also to other property, in addition to the Charged Property, such certificate shall include the agreement of the insurance company to attribute the payments of premium received in connection with this insurance company first of all on account of insurance premiums due on account of insuring the Charged Property.

11. In any of the following events, the Bank may, in its absolute discretion, insure the Charged Property in the name of the Bank and to charge the Pledgor with any insurance premiums and any other costs of insurance, subject to the Bank's having given the Pledgor prior written notice at least 14 business days in advance:

     (a) If the Charged Property is not insured by the Pledgor to the satisfaction of the Bank, as stated in Section 9 above;

     (b) If the Pledgor does not furnish the Bank within thirty days from the date of signature of this Debenture with certificates or policies of insurance in respect of the Charged Property;

     (c) In the event of the insurance being effected by the bank as above, the Bank shall not be liable for any defect or shortcoming that may come to light in connection with the insurance.

12. All the rights of the Pledgor deriving from the insurance of the Charged Property, including rights under the Property Tax and Compensation Fund Law, 5721-1961, as in force at any relevant time and under any other law, whether or not assigned to the Bank as aforesaid, are hereby charged to the Bank by way of a first ranking fixed charge and pledge.

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13.  The Pledgor hereby undertakes to sign, upon the Bank's first demand, all documents and certificates required to implement the Pledgor's obligations under this heading. The Pledgor further undertakes not to cancel nor vary in any substantive manner any of the fundamental terms or the conditions of the insurance referred to above, without the prior written consent of the Bank, provided that the aforementioned change may be detrimental to the Bank.


INTEREST

14. (a) The Bank shall be entitled to calculate interest on the Secured Sums at such rate as has been or may be agreed upon from time to time between the Bank and the Pledgor. Where no rate of interest has been agreed, the Bank may determine the rate of interest but not in excess of Interest at the Maximum Rate and give notice thereof to the Pledgor. The Pledgor shall be liable to pay and shall be debited accordingly at the respective rate of interest as provided above and the Bank may compound same with the respective amount of principal at the end of each month or such other period as the Bank shall determine.

     (b) Whenever the payment of any amount of the Secured Sums or any part of them is overdue, it shall bear default interest at the rate that has been agreed upon in the agreement for the provision of the Banking Services between the Bank and the Pledgor. In the absence of any provision concerning default interest, the Secured Sums shall bear Interest at the Maximum Rate;

     (c) Upon the occurrence of any event conferring upon the Bank the right to realise the collateral security granted under this Debenture, the Bank shall be entitled to raise the rates of interest on the Secured Sums up to Interest at the Maximum Rate, beginning with the occurrence of one or more of the events detailed in Section 17 below.


REPAYMENT DATES

15. The Pledgor hereby undertakes to pay the Bank all and any of the Secured Sums promptly on the maturity dates prescribed or which may be prescribed therefor from time to time in the agreement between the Pledgor and the Bank.

16. (a) The Bank may decline to accept any prepayment of the Secured Sums or payment of any part thereof prior to the date of maturity thereof and the Pledgor shall not be entitled to redeem all or any of the Charged Property by discharging the Secured Sums and/or any part thereof prior to their prescribed maturity dates, unless the Pledgor and the Bank provide otherwise.

          Neither the Pledgor nor any person having a right liable to be affected by the pledges and charges hereby created or the realisation thereof

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          shall have any right under Section 13(b) of the Pledges law. 5727-1967 or any other statutory provisions in substitution therefor.

     (b) Subject to the provisions of any law, if the Bank agrees to prepayment on account of the Secured Sums (and without being obliged to do so), the Pledgor shall pay such prepayment fee as may be notified to the Pledgor by the Bank.

17. Without derogating from the generality of the provisions of this Debenture, the Bank shall be entitled to demand the immediate payment of the Secured Sums and to debit any account of the Pledgor with the amount thereof in any one of the events enumerated below, in which case the Pledgor undertakes to pay the Bank all of the Secured Sums, and the Bank shall be entitled to take whatever steps it sees fit for the collection of the Secured Sums and in particular to crystallise the floating charge on the Assets Subject to a Floating Charge as provided in Clause 23(a) hereof and to realise, at the Pledgor's expense, the collateral securities by any means allowed by law;

     (a) If the Pledgor commits a breach of or fails to perform any of the terms and conditions contained in this Debenture or if the Pledgor are in breach of any covenant or other obligations which the Pledgor has or have incurred or may incur towards the Bank or if it transpires that any declaration or statement made by the Pledgor in this Debenture or any other declaration in connection with the Secured Sums made heretofore or hereafter by the Pledgor to the Bank is false or inaccurate, and the aforementioned material breach or defect in the declaration is not remedied within 30 days from the date that the Pledgor becomes aware of the breach or inaccuracy of the declaration as above or from the date on which the Bank notifies the Pledgor in writing, according to the earlier of them;

     (b) If the Pledgor adopts a resolution for a structural change (as defined in Section 32(e) below) or any other decision to do so, as regards the Pledgor or adopts a voluntary winding up resolution or if an order for winding up is made against the Pledgor or if a temporary liquidator or special manager is appointed over the Pledgor and the appointment is not cancelled within 7 days from the date of the appointment, or if the name of the Pledgor is struck out or is about to be struck out from any official register kept by law;

     (c) If a receiver is appointed or a receiving order is made over any or all of the Pledgor's assets or any part of them in an amount which exceeds $300,000, provided that in the event that the aforementioned order or appointment was made with respect to all of the assets and on an ex parte basis - and the order or appointment is not cancelled within 14 days from the date of their inception; and in the event that the aforementioned order or the appointment were made with respect to part of the Pledgor's Charged Assets - if they are not vacated within 45 days from the date of their inception;

     (d) If an attachment or similar process of execution is levied against any part of the Pledgor's assets or against any collateral security given by the Pledgor, in an amount which exceeds $250,000 and the above

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          attachment or process is not vacated within 30 days from the date of their levying;

     (e) If there is a change in ownership or control of the Pledgor as against the constitution of the Pledgor on the day of signature of this Debenture;

     (f)  If the Pledgor ceases to pay its debts or to carry on business;

     (g) If work at the Pledgor's business ceases or is substantially curtailed for two months or more;

     (h) If the Bank in its sole discretion considers that an occurrence has taken place which is liable to substantially affect the Pledgor's financial ability, provided that the Bank notifies the Pledgor in writing at least 7 days in advance of its such exercising of its rights as above, and during this period of time the Pledgor has proven to the Bank or satisfied the Bank that the above event will not materially effect the Pledgor's financial ability;

     (i) If the Pledgor falls behind in payment of any of the Secured Sums for more than 10 or more days, as agreed between the Pledgor and the Bank;

     (j) If the Charged Property or any part thereof is destroyed, consumed by fire or loses its value or is lost in an amount that exceeds $300,000;

     (k) If there is a decrease in the number of the Pledgor's shareholders or the number of members constituting the Pledgor falls below the minimum number required by law;

     (l) If a deterioration has occurred in the value of the collateral security for the payment of the Secured Sums, provided that the Bank gives the Pledgor written notice at least 7 days in advance of exercising its aforementioned rights;

     (m) If the Pledgor shall be required to make early repayment of debts which either of them owes to the other creditors, provided that the amount of the debts exceeds $300,000;

     (n) If the Pledgor is in breach of its undertaking to furnish the Bank with financial reports, pursuant to Section 5 of the letter of understanding between the Bank and the Pledgor of 7.3.99, and provided that the bank gives the Pledgor written notice at least 7 days in advance of exercising its aforementioned rights;


RIGHTS OF THE BANK

18. (a) The Bank shall have the right of possession, lien, set-off and charge over any amounts, assets and rights including securities, coins, gold, banknotes, documents in respect of goods, insurance policies, Bills,

                                       9
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          assignments of rights, deposits, collateral and their countervalue, in the possession of or under the control of the Bank at any time for or on behalf of the Pledgor, including such as have been delivered for collection, as security, for safe-keeping or otherwise. The Bank shall be entitled to retain the said assets with the occurrence of one of the events detailed in Section 17 above, until payment in full of the Secured Sums or to realise them by selling them and applying the countervalue thereof in whole or in part in payment of the Secured Sums, provided that the Bank notifies the Pledgor at least 14 business day's in advance of the aforementioned sale.

          In the event that sums capable of being applied to the Secured Sums are deposited in a currency other than that of the Secured Sums, the Pledgor hereby gives to the Bank in advance irrevocable instructions and authority to convert such sums into the currency of the Secured Sums at a rate to be fixed by the Bank or at which it can acquire same and to apply the proceeds, after deduction of any taxes, charges or commissions to the Secured Sums.

     (b) Without derogating from the Bank's right of lien in accordance with sub-clause 18(a) above, with the occurrence of one of the events detailed in Section 17 above, the Bank may, but shall not be obliged, provided that the Bank notifies the Pledgor at least 14 business day's in advance, with the occurrence of one of the events detailed in
          Section 17 (b), (e), (f), (g), (i), (j) (k) above:

          (i) To apply to any amounts owed by the Pledgor on account of the Secured Sums, any amounts owed to the Pledgor by the Bank in any account in Israeli currency or in foreign currency or in any manner or for any reason, even before the maturity of the amounts owed to the Pledgor by the Bank as aforesaid which are to be applied but where deposits in savings schemes are to be applied, they shall not be applied prior to the date the Pledgor could have required early repayment of such deposits.

          (ii) To purchase for the Pledgor's account, any amount in foreign currency which may be required for payment of any of the Secured Sums or to sell any foreign currency standing to the Pledgor's credit at the Bank and to apply the proceeds to the payment of any of the Secured Sums.

          (iii) To debit any of the Pledgor's accounts with any of the Secured Sums. However, if the state of any account does not allow it to be debited by the Bank in order to effect final payment of any amount, the Bank may refrain from so doing, and if the Bank has acted accordingly, the Bank may reverse any such debit and treat any amount the debit of which was reversed as an unpaid amount on account of the Secured Sums and accordingly to take whatever action it sees fit pursuant to the provisions hereof.

          (iv) The Bank may effect such set-off by giving the Pledgor 10 (ten) business days' notice prior to effecting such set-off.

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                (1)  In case of applying any time deposit which but for such application would have been automatically extended or renewed, so that certain rights or benefits would have accrued to the Pledgor.

                (2) Notwithstanding sub-clause(1) above, if the delay in effecting such application might be detrimental to the Bank, such application may be made immediately. Moreover, where notice has been sent to the Pledgor and in the course of the 14-day period an attachment order or notice of a receiving order for the Pledgor's assets is received or a similar event occurs, in an amount which exceeds $500,000, such application may be made immediately.

     (c) The Pledgor hereby declares that it is aware of the fact that in such cases where the Bank may use its rights of set-off prior to the maturity of any deposit of the Pledgor or any part thereof, the Pledgor's rights in connection with the relative deposit may be negatively affected (for example in relating to interest rates, linkage differences, exchange differences, rights to bonuses or loans, tax exemptions or reductions and deductions at source, if according to the terms governing any such deposit the Pledgor had such rights). The Pledgor shall bear all the customary costs and charges of the Bank at that time, resulting from making any such set-off.

     (d) Any purchase or sale under sub-clause 18(b)(ii) above, shall be effected (if effected) at the rate of exchange prevailing at the Bank, out of the amounts in Israeli currency or foreign currency, as the case may be, standing to the Pledgor's credit at the Bank, or which may be obtained by realising collateral given or which may have been given by the Pledgor to the Bank.

          The term "the rate of exchange prevailing at the Bank" shall mean, with respect to any purchase of foreign currency for the Pledgor's account, the highest rate for cheques and transfers at which the Bank at any relevant time generally sells to its customers the relevant foreign currency against Israeli currency, in addition to any conversion charge, tax, levy, compulsory payments or any other similar payments; and with respect to any sale of foreign currency from the Pledgor's account, the lowest rate for cheques and transfers at which the Bank at any relevant time generally purchases from its customers the relevant foreign currency against Israeli currency, after deducting any conversion charge, tax, levy, compulsory payments or any other similar payments.

19. With the occurrence of one of the events detailed in Section 17 above, the Bank may at any time debit any of the Pledgor's accounts with any sums howsoever due and becoming due from the Pledgor and apply any sums received from or for the Pledgor to whichever account it may see fit and to transfer any amount standing to the Pledgor's credit to any other account as it may see fit, provided that the Bank notifies the Pledgor at least 14 business days in advance.

20. The Pledgor confirms that the Bank's books and accounts shall be deemed to be correct and shall serve as prima facie evidence against the Pledgor in all their particulars, including all reference to the computation of the Secured Sums, the particulars of the Bills, guarantees and other collateral securities and any other matter related hereto.

21. The Bank shall be entitled, in its sole discretion, to accept or refuse any instructions or notices given verbally, by telephone, facsimile transmission or by any other mode that is unreliable or not reduced to clear and legible writing.

22. Without derogating from the other provisions contained in this Debenture, any waiver, extension, concession, acquiescence or forbearance (hereinafter: "waiver") on the Bank's part as to the partial performance or incorrect performance of any of the Pledgor's obligations pursuant to this Debenture such waiver shall not be treated as a waiver on the part of the Bank of any rights but as a limited consent given in respect of the specific instance. Any waiver granted by the Bank to any party to any Bill held by the Bank as collateral for the Secured Sums shall in no way or manner affect any of the Pledgor's obligations.

23  (a)   In any of the events enumerated in Clause 17 hereof, the Bank shall be entitled to notify the Pledgor of the crystallisation immediately or on a date specified by the Bank of the floating charge over the Charged Property or any part thereof and to adopt all the measures it deems fit in order to recover the Secured Sums and realise all of its rights hereunder, including the realisation of the Charged Property, in whole or in part, and to apply the proceeds thereof to the Secured Sums without the Bank first being required to realise any other guarantees or collateral securities, if such be held by the Bank.

     (b) Should the Bank decide to realise securities, Bills and other negotiable instruments, then 14 business days advance notice regarding the steps that the Bank intends to take shall be deemed to be reasonable advance notice for the purpose of Section 19(b) of the Pledges law, 5727-1967 or any other statutory provisions in substitution therefor.

     (c) The Bank may sell all or any of the Charged Property by public auction or otherwise, by itself or through others, for cash or instalments thereof or otherwise, subject to and pursuant to a court order or by order of the execution office, the Charged property or any other property, inter alia, by appointing a receiver or receiver and manager on behalf of the Bank, who shall be empowered, inter alia, subject to a court order as above:

          (1)  to call in all or any part of the Charged Property.

          (2) to carry on or to participate in the management of the business of the Pledgor, as they see fit.

          (3) to sell or agree to the sale of the Charged Property, in whole or in part, to dispose of same or agree to dispose of same in such other manner on such terms as they deem fit.

          (4) to make such other arrangement regarding the Charged Property or any part thereof as they deem fit.

     (d) All income to be received by the receiver or the receiver and manager from the Charged Property as well as any proceeds to be received by the Bank and/or by the receiver or receiver and manager from the sale of the Charged Property or any part thereof shall be applied in the following order:

          (1) to the discharge of all the costs and expenses incurred and which may be incurred in connection with the collection of the Secured Sums, including the costs and remuneration of the receiver or the receiver and manager in such amount as shall be prescribed by the Bank and shall be proven to the Pledgor by presentation of written documents or approved by the court or the execution office;

          (2) to the discharge of the Secured Sums becoming due to the Bank by reason of any terms of linkage or on account of interest, damages, commissions, fees, charges and expenses due and becoming due to the Bank pursuant to this Debenture;

          (3)  to the discharge of the principal amount of the Secured Sums;

          or in such order of appropriation as the Bank shall determine.

24. Should the payment date of the Secured Sums or any part thereof not yet have fallen due at the time of the sale of the Charged Property, or the Secured Sums be due to the Bank contingently only, then the Bank shall be entitled to recover out of the proceeds of the sale an amount sufficient to cover the Secured Sums and the amount so recovered and yet to be appropriated to the discharge of the amounts mentioned in Clause 23(d) above shall be charged to the Bank as security for, and be held by the Bank until the discharge in full of, the Secured Sums.



NATURE OF THE COLLATERAL SECURITY

25. The collateral securities which have been or may be given to the Bank under this Debenture shall be continuing and revolving securities and shall remain in force until the Bank certifies in writing that this Debenture is null and void or until the final and absolute discharge of the Charged Amounts.

26. All other collateral securities and guarantees which have been or may be given to the Bank for payment of the Secured Sums shall be independent of one another.

27. The nature and effect of the collateral securities to which this Debenture is applicable shall not be affected nor shall the validity of any of the securities and obligations of the Pledgor hereunder be impaired or affected by any compromise, concession, granting of time or other like release consented to by the Bank with respect to the Pledgor or by any variation in the Pledgor's obligations towards the Bank, and all of the collateral securities and obligations of the Pledgor to the Bank covered by this debenture shall remain in full effect until their expiration.

28. In the event of the occurrence of each of the events detailed in Section 17 above, the Bank may deposit all or any of the collateral given or which may be given pursuant to this Debenture with a bailee of its own choosing, at its discretion and at the Pledgor's expense, and may substitute such bailee with another from time to time. The Bank may register all or any of such collateral's with any competent authority in accordance with any law and/or in any public register.


RIGHT OF ASSIGNMENT

29. The Bank may not, without the Pledgor's prior written consent, assign this Debenture and its rights arising thereunder, including the collateral's in whole or in part, aside from assignment to a company under the full control of the Bank. Any assignee may not reassign the said rights without further consent from the Pledgor. For the purpose of this Section, the term "control" shall mean ownership and holding of more than 51% of the issued and paid up share capital of the receiving company.


NOTICE OF OBJECTION

30. The Pledgor undertakes to notify the Bank in writing of any objection or contention it may have regarding any statement of account, extract thereof, certificate or notice received by it from the Bank including information received through any automatic terminal facility. Where no such objection or contention is received by the Bank within 21 days of the despatch of such statement of account, extract, certificate or notice then the Pledgor will be deemed to have confirmed the correctness thereof.



EXPENSES

31. All the expenses in connection with this Debenture as detailed in the Bank's scale of charges, as in force from time to time, including the fee for preparing credit and security documents, the stamping and registration of documents, and all and any expenses involved in the realisation of the collateral security and institution of proceedings for collection (including the fees of the Bank's lawyers, as is customary at the Bank and as will be proven by the bank according to written documentation), insurance, safe-keeping, maintenance and repair of the Charged property - shall be paid by the Pledgor to the Bank (if at all) on its first demand, together with Interest at the Maximum Rate from the date demand was made until payment in full, and until payment in full, all the above expenses together with interest thereon shall be secured by this Debenture. The Bank may debit the Pledgor with the aforesaid expenses, together with interest thereon.

INTERPRETATION

32.  In this Debenture - (a) the singular includes the plural and vice versa;
     (b) the masculine gender includes the feminine gender and vice versa; (c) "Bank" means:- Bank Hapoalim B.M. and any of its branches existing on the date hereof and/or to be subsequently opened, wherever they may be, its assigns, successors, or attorneys-in-fact; (d) "Bills" means: promissory notes, bills of exchange, cheques, undertakings, guarantees, sureties, assignments, bills of lading, deposit notes and any other negotiable instruments; (e) "Interest at the Maximum Rate" means: interest at the maximum rate prevailing at the Bank at the time and from time to time for excess debit balances and arrears in revolving debitory accounts or in current account, whichever is the higher; (f) "Structural change" means with respect to the Pledgor, any merger or divestiture (within the meaning of these terms in Part E-2 of the Income Tax Ordinance or any other statutory provision in substitution therefor) , irrespective of whether according to the aforesaid Part E-2 or otherwise, aside from a merger of the Pledgor with another corporation where the Pledgor is the absorbing company; (g) "business day" shall be interpreted as a day on which the majority of the branches of the banks in Israel are open to the public for the performance of business(h) the headings are only indicative and are not to be used in construing this Debenture; (i) the recitals hereto form an integral part hereof.



NOTICES AND WARNINGS

33. Any notice sent by one Party to the other by registered mail to the address above given or to the address of the Pledgor's registered office or to such other address as one Party shall notify the other in writing, shall be deemed to be sufficient legal notice received by the addressee within 72 hours from the time of despatch of the letter containing the notice.



GOVERNING LAW AND PLACE OF JURISDICTION

34. (a) This Debenture shall be construed in accordance with the laws of the State of Israel.

     (b) The exclusive place of jurisdiction for the purpose of this Debenture is hereby established as the competent court of law in Israel situated in the city nearest to the place of signature of this Debenture or in one of the following cities: Jerusalem, Tel Aviv-Jaffa, Haifa, Beersheba or Nazareth.




                   IN WITNESS WHEREOF THE PLEDGOR HAS SIGNED



                        /s/___________________________

                             Accord Networks Ltd.


I the undersigned, Daniel Markovich, Advocate, License NO. 19697, hereby certify the signatures of Messrs. Zigi Gavish and Mati Karp, who are authorised to sign this debenture on behalf of Accord Networks Ltd.

                                            - (stamp) -

/s/
----------------------------
               We the Undersigned agree with the Aforesaid:

                   /s/
                   ----------------------------
                           - (Bank Hapoalim Ltd.) -

                                   Exhibit A
                                   ---------

The Bank shall have no rights whatsoever in the shares or rights to purchase shares of the Pledgor as detailed hereinafter:

1. Such amount of shares which the Pledgor intends to allot to various investors, with whom the advanced negotiations are currently being conducted for investment of funds in the company, and which will represent, after the allotment to these investors, approximately 10% of the issued share capital of the company, after full dilution.

2. Ordinary shares of the Pledgor which are reserved according to an options plan for the employees of the company.

3. Shares which may be realized according to various option certificates which were granted by the Pledgor to existing shareholders and to various other parties.

For the avoidance of doubt, the aforementioned allotment of shares will be made with no requirement for any advance notice whatsoever to the Bank or for the receipt of any agreement whatsoever from the Bank.


                          - (Accord Networks Ltd.) -